Exhibit 23


   INDEPENDENT AUDITORS' CONSENT


   We consent to the incorporation by reference in Registration Statements Numbers 33-16989, 33-65231, 33-65251, and 33-63912 all on Form S-8
   pertaining to the Jack Henry & Associates, Inc. 1996 Stock Option Plan, Employee Stock Purchase Plan, Non-Qualified Stock Option Plan and 401(k) Employee Stock Ownership Plan, respectively, of our report dated August 21, 2001, appearing in the Annual Report on Form 10-K of Jack Henry & Associates, Inc. for the year ended June 30, 2001.


   /s/ Deloitte & Touche LLP

   St Louis, Missouri
   September 25, 2001